UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -------------------


                                    FORM 8-K

              CURRENT REPORT Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest reported event): June 6, 2016

                             EMPIRE GLOBAL CORP.
            (Exact name of registrant as specified in its charter)

   DELAWARE                     000 - 50045                     33-0823179
(State or other           (Commission File Number)            (I.R.S. Employer
jurisdiction of                                         Identification Number)
incorporation or
organization)


                    130 Adelaide Street West, Suite 701
                      Toronto, Ontario M5H 2K4, Canada
                  (Address of principal executive offices)

                              (647) 229-0136
                      (Registrant's telephone number)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))















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Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On June 6, 2016, 1,358,468 shares of the Company's common stock were issued to Gold Street Capital Corp. at the market price of $0.32 for the payment of debt in the amounts of $291,932.85 and CAD 181,885.25 (approx. US$142,777.)

Gold Street Capital Corp is a company owned by Gilda Ciavarella, the spouse of our Chairman and CEO, Michele Ciavarella and is a major stockholder of Empire Global Corp.

Also on June 6, 2016, an aggregate of 40,000 shares of the Company's common stock were issued to Julia Lesnykh and Andrei Sheptikita (20,000 shares each) for services provided to the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Act"), for the private placement of these securities pursuant to Section 4(a)(2) of the Act since the transaction did not involve a public offering, the Investor is an accredited investor with access to information about the Company and its investment, the Investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



DATED:  June 10, 2016.                    EMPIRE GLOBAL CORP.


                                     By:  /s/ MICHELE CIAVARELLA, B.SC
                                         ------------------------------
                                          MICHELE CIAVARELLA
                                          Chairman of the Board
                                          Chief Executive Officer